Exhibit 99.1

InfraREIT, Inc. 1807 Ross Avenue, 4th Floor Dallas, TX 75201

PRESS RELEASE

InfraREIT Reports First Quarter 2016 Results

DALLAS, TEXAS, May 5, 2016—InfraREIT, Inc. (NYSE: HIFR) (“InfraREIT” or the “Company”) today reported financial results for the first quarter of 2016 and reaffirmed the Company’s financial outlook.

InfraREIT reported the following first quarter 2016 financial highlights:

•	Net income was $8.8 million
•	Net income attributable to InfraREIT, Inc. common stockholders was $0.14 per share
•	Non-GAAP earnings per share (Non-GAAP EPS) was $0.31 per share
•	Cash available for distribution (CAD) was $19.3 million, or $0.32 per share
•	Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) was $38.1 million
•	Quarterly dividend declared of $0.25 per share of common stock, $1.00 per share annualized

Reaffirmed guidance:

•	Non-GAAP EPS range of $1.15 to $1.25 for 2016
•	CAD per share range of $1.15 to $1.25 for 2016
•	Dividend/distributions per share of $1.00 for 2016
•	Capital expenditure range of $640 million to $740 million for the period of 2016 through 2018
•	Three-year compound annual growth rate (CAGR) range of dividends per share of 8 percent to 10 percent for 2015 through 2018
•	Targeted dividend per share payout ratio of 80 percent to 90 percent of CAD

Regulatory update:

•	InfraREIT’s tenant, Sharyland Utilities, L.P. (Sharyland), filed a system-wide rate case with the Public Utility Commission of Texas (PUCT) on April 29, 2016

“InfraREIT continues to deliver on its core plan for growth,” said David A. Campbell, Chief Executive Officer of InfraREIT.  “We remain focused on investing to serve the infrastructure needs of our high-growth service territories and to further enhance system reliability and dependability.”

“Our tenant’s 2016 rate case reflects and addresses the dynamic markets that Sharyland serves,” said Campbell.  “We believe the investments outlined in the case are prudent and necessary, and that a successful outcome to this case will enable Sharyland to continue providing safe and reliable service to the communities it serves.”

Favorable Results in First Quarter 2016

Lease revenue, consisting only of base rent, increased approximately 15 percent to $33.7 million for the three months ended March 31, 2016, compared to the same period in 2015.  There was no percentage rent recognized during the first quarter of 2016 or 2015 as Sharyland’s revenue did not exceed the annual specified breakpoints under the Company’s leases.  The Company anticipates that revenue will grow over the year with little to no percentage rent recognized in the first and second quarters of each year with the largest amounts recognized during the third and fourth quarters of each year.

Net income was $8.8 million in the first quarter of 2016, compared to a net loss of $35.9 million in the first quarter of 2015.

Non-GAAP EPS was $0.31 per share for the first quarter of 2016 and $0.33 per share for the same period in 2015.  Non-GAAP EPS during the quarter ended March 31, 2016 was based on 60.6 million weighted average shares outstanding compared to 55.0 million weighted average shares outstanding during the same period of 2015.

In the first quarter of 2016, CAD was $19.3 million, or $0.32 per share, compared to $18.3 million, or $0.30 per share, in the same period in 2015. Beginning with the quarter ended March 31, 2016, the Company changed the share amount used for the CAD per share calculation from an outstanding share amount as of the end of the respective time period to the weighted average shares outstanding during the respective time period, in order to be consistent with the Company’s other per share calculations. Accordingly, CAD per share was based on weighted average shares outstanding of 60.6 million during the first quarter of 2016, compared to 60.6 million shares outstanding as of March 31, 2015.  CAD per share calculations prior to March 31, 2016 will continue to be presented based on the Company’s historical method of calculation and, therefore, may not be comparable to CAD per share amounts calculated on a weighted average basis.

Adjusted EBITDA was $38.1 million in the first quarter of 2016, an increase of 11 percent, compared to $34.4 million in the same period in 2015.  Funds from Operations (FFO) was $19.9 million for the first quarter of 2016, compared to ($26.4) million from the same period in 2015.  For the first quarter of 2016, FFO on an adjusted basis (AFFO) was $29.1 million, an increase of 9 percent, compared to $26.8 million in the same period in 2015.

Liquidity and Capital Resources

As of March 31, 2016, the Company had $13.4 million of unrestricted cash and cash equivalents and $325 million of unused capacity under its revolving credit facilities. On January 14, 2016, an InfraREIT subsidiary, Sharyland Distribution & Transmission, L.L.C. (SDTS), issued $100 million in 10-year senior secured notes, 3.86 percent per annum, series B, due January 14, 2026.  This completed the private placement funding of the $500 million of senior secured notes announced on December 3, 2015.  The proceeds received from the January 2016 issuance of the series B notes were used to repay the Company’s outstanding balances on the SDTS revolving credit facility and for general operating purposes.

Outlook and Guidance

Non-GAAP EPS and CAD per share are estimated in the range of $1.15 to $1.25 for 2016. Reconciliations of the Company’s forecasted GAAP net income attributable to InfraREIT, Inc. per share to Non-GAAP EPS and CAD per share for the year ending December 31, 2016 are included in the Schedules at the end of this press release.

The Company estimates footprint capital expenditures in the following ranges over the next three years: $220 million to $240 million for 2016; $250 million to $280 million for 2017; and $170 million to $220 million for 2018.  The Company anticipates that footprint capital expenditures will enable a projected CAGR range in dividends per share of 8 percent to 10 percent from 2015 through 2018, with a targeted payout ratio of 80 percent to 90 percent of CAD.

The Company’s consolidated debt profile continues to target debt as a percentage of total capitalization at or below 60 percent and AFFO-to-debt of at least 12 percent.

The guidance provided above constitutes forward-looking statements, which are based on current economic conditions and estimates, and the Company does not include other potential impacts, such as changes in accounting or unusual items. Supplemental information relating to the Company’s financial outlook is posted in the Investor Relations section of the Company’s Web site at www.InfraREITInc.com.

Hunt Project Quarterly Updates

InfraREIT will begin providing “Hunt Project Updates” (previously described as “ROFO Project Updates”) on a quarterly basis as of today.  These Hunt Project Updates can be found on the Company’s Web site (www.InfraREITInc.com) under the “Hunt Transmission-Our Developer” and “Investor Relations” sections and in the “1Q 2016 Results & Supplemental Information” presentation posted on the Company’s Web site.

Dividends and Distributions

On March 2, 2016, InfraREIT’s board of directors declared a cash distribution by InfraREIT’s operating partnership to all unit holders of record, including InfraREIT, on March 31, 2016 of $0.25 per unit for a total distribution of $15.2 million ($10.9 million to InfraREIT). Also, on March 2, 2016, InfraREIT’s board of directors declared a cash dividend to stockholders of record of InfraREIT on March 31, 2016, of $0.25 per share for a total of $10.9 million. The cash distribution and cash dividend were paid on April 21, 2016.

InfraREIT’s Tenant’s Rate Case

On April 29, 2016, InfraREIT’s tenant, Sharyland, filed a system-wide rate case with the PUCT to review and set regulatory transmission and delivery rates.  Sharyland is responsible for regulatory compliance and reporting requirements related to InfraREIT’s assets.  Sharyland’s 2016 rate case, PUCT Docket No. 45414, addresses conditions required by its 2013 rate case: the review of all invested capital subsequent to the test year ended December 31, 2012; the consolidation of two existing tariffs (the tariff for the Stanton, Brady and Celeste service territories and the tariff for the McAllen service territory); and the proposal and support of “cost-based rates.”

In Sharyland’s rate case filing it requested an allowed return on common equity (ROE) of 10.0 percent and maintaining its current capital structure of 55 percent for debt and 45 percent for equity.  Sharyland also requested a reduction in cost of debt to 4.97 percent, down from 6.73 percent.  The timing and outcome of Sharyland’s rate case is uncertain at this time.

Supplemental information relating to Sharyland’s rate case can be found at www.InfraREITInc.com under the “About InfraREIT/Sharyland Utilities-Our Tenant” section of the Company’s Web site.  InfraREIT will also post updates to this section of the Company’s Web site as new information becomes available.

Conference Call and Webcast

As previously announced, management will host a teleconference call May 5, 2016, at 10 a.m. U.S. Central time (11 a.m. U.S. Eastern time). David A. Campbell, Chief Executive Officer, and Brant Meleski, Chief Financial Officer, will discuss InfraREIT’s results and financial outlook.

Investors and analysts are invited to participate in the call by phone at 1-855-560-2576, or internationally at 1-412-542-4162, (access code: 10078293) or via the Internet at www.InfraREITInc.com. A replay of the call will be available on the Company’s Web site or by phone at 1-877-344-7529, or internationally at 1-412-317-0088, (access code: 10078293) for a seven-day period following the call.

First Annual Stockholders Meeting

InfraREIT’s first Annual Meeting of Stockholders will be held on Wednesday, May 18, 2016, at 11:00 a.m. U.S. Central, at the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas 75201.  The board of directors established Monday, March 14, 2016, as the record date for determining stockholders entitled to vote at the Annual Meeting, in-person or by proxy.

Non-GAAP Measures

This press release contains certain financial measures that are not recognized under generally accepted accounting principles (GAAP). InfraREIT uses Non-GAAP EPS, CAD, EBITDA, Adjusted EBITDA, FFO and AFFO as important supplemental measures of the Company’s operating performance.  For example, management uses the CAD measurement when recommending dividends to its board of directors.  The Company also presents non-GAAP performance measures because management believes they help investors understand InfraREIT’s business, performance and ability to earn and distribute cash to its stockholders by providing perspectives not immediately apparent from net income. InfraREIT has a diverse set of investors, including investors that primarily focus on utilities, yieldcos, MLPs or REITs.  InfraREIT’s management believes that each of these different classes of investors focus on different types of metrics in their evaluation of InfraREIT.  For instance, many utility investors focus on EPS and management believes the Company’s presentation of Non-GAAP EPS enables a better comparison to other utilities.  InfraREIT’s management believes it is appropriate to calculate and provide these measures in order to be responsive to these investors.  Including reporting on these measures in InfraREIT’s public disclosures also ensures that this information is available to all InfraREIT’s investors.  The non-GAAP measures presented in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, InfraREIT’s method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as InfraREIT. Reconciliations of these measures to their most directly comparable GAAP measures are included in the Schedules to this press release.

About InfraREIT, Inc.

InfraREIT is a real estate investment trust that owns rate-regulated electric transmission and distribution assets in the state of Texas. The Company is externally managed by Hunt Utility Services, LLC, an affiliate of Hunt Consolidated, Inc. (a diversified holding company based in Dallas, Texas, and managed by the Ray L. Hunt family). The Company’s shares are traded on the New York Stock Exchange under the symbol “HIFR.” Additional information on InfraREIT is available at www.InfraREITInc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements give InfraREIT management’s current expectations, and contain projections of results of operations or financial condition or forecasts of future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include InfraREIT’s expectations regarding its anticipated financial and operational performance, including projected or forecasted financial results, distributions to stockholders, dividend growth, capital expenditures, CAD and Non-GAAP EPS amounts,

AFFO-to-debt ratios, capitalization matters and other forecasted metrics. Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) decisions by regulators or changes in governmental policies and regulations with respect to the Company’s permitted capital structure, acquisitions and dispositions of assets, recovery of investments, the Company’s authorized rate of return and other regulatory parameters; (b) the Company’s current reliance on its tenant for all of its revenues and, as a result, its dependency on the tenant’s solvency and financial and operating performance; (c) risks that the capital expenditures the Company expects will not materialize for a variety of reasons; (d) risks related to future lease negotiations or non-renewal of leases with the Company’s tenant; (e) insufficient cash available to meet distribution requirements; and (f) the Company’s ability to make strategic acquisitions that add to its rate base.  These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the U. S. Securities and Exchange Commission.

Any forward-looking statement made by the Company in this press release is based only on information currently available to InfraREIT and speaks only as of the date on which it is made. InfraREIT undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than required by applicable law.

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Lease revenue
Base rent	$33,665	$29,372
Percentage rent	—	—
Total lease revenue	33,665	29,372
Operating costs and expenses
General and administrative expense	5,545	48,733
Depreciation	11,074	9,508
Total operating costs and expenses	16,619	58,241
Income (loss) from operations	17,046	(28,869)
Other (expense) income
Interest expense, net	(8,842)	(7,422)
Other income, net	759	626
Total other expense	(8,083)	(6,796)
Income (loss) before income taxes	8,963	(35,665)
Income tax expense	186	208
Net income (loss)	8,777	(35,873)
Less: Net income (loss) attributable to noncontrolling interest	2,462	(9,000)
Net income (loss) attributable to InfraREIT, Inc.	$6,315	$(26,873)
Net income (loss) attributable to InfraREIT, Inc. common stockholders per share:
Basic	$0.14	$(0.65)
Diluted	$0.14	$(0.65)
Cash dividends declared per common share	$0.25	$0.40
Weighted average common shares outstanding (basic shares)	43,570	41,204
Redemption of operating partnership units	—	—
Weighted average dilutive shares outstanding (diluted shares)	43,570	41,204
Due to the anti-dilutive effect, the computation of diluted earnings per share does not reflect the following adjustments:
Net income (loss) attributable to noncontrolling interest	$2,462	$(9,000)
Redemption of operating partnership units	17,057	13,801

InfraREIT, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$13,416	$9,471
Restricted cash	1,682	1,682
Due from affiliates	25,534	31,172
Inventory	6,874	6,731
Prepaids and other current assets	1,389	560
Total current assets	48,895	49,616
Electric Plant, net	1,482,508	1,434,531
Goodwill	138,384	138,384
Other Assets	40,633	40,979
Total Assets	$1,710,420	$1,663,510
Liabilities and Equity
Current Liabilities
Accounts payable and accrued liabilities	$27,417	$22,943
Short-term borrowings	—	54,000
Current portion of long-term debt	7,527	7,423
Dividends and distributions payable	15,157	13,634
Accrued taxes	3,497	3,312
Total current liabilities	53,598	101,312
Long-Term Debt, Less Deferred Financing Costs	715,392	617,305
Regulatory Liability	13,250	10,625
Total liabilities	782,240	729,242
Commitments and Contingencies
Equity
Common stock, $0.01 par value; 450,000,000 shares authorized; 43,570,230 and 43,565,495 issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	436	436
Additional paid-in capital	702,302	702,213
Accumulated deficit	(29,103)	(24,526)
Total InfraREIT, Inc. equity	673,635	678,123
Noncontrolling interest	254,545	256,145
Total equity	928,180	934,268
Total Liabilities and Equity	$1,710,420	$1,663,510

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net income (loss)	$8,777	$(35,873)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	11,074	9,508
Amortization of deferred financing costs	1,003	912
Allowance for funds used during construction — equity	(759)	(548)
Reorganization structuring fee	—	44,897
Realized gain on sale of marketable securities	—	(66)
Equity based compensation	292	123
Changes in assets and liabilities:
Due from affiliates	5,638	6,783
Inventory	(143)	(115)
Prepaids and other current assets	(829)	(1,026)
Accounts payable and accrued liabilities	7,487	584
Net cash provided by operating activities	32,540	25,179
Cash flows from investing activities
Additions to electric plant	(58,495)	(67,210)
Proceeds from sale of assets	—	41,211
Sale of marketable securities	—	1,065
Cash paid to InfraREIT, L.L.C. investors in the merger, net of cash assumed	—	(172,400)
Net cash used in investing activities	(58,495)	(197,334)
Cash flows from financing activities
Net proceeds from issuance of common stock upon initial public offering	—	493,722
Proceeds from short-term borrowings	—	33,000
Repayments of short-term borrowings	(54,000)	(253,000)
Proceeds from borrowings of long-term debt	100,000	—
Repayments of long-term debt	(1,817)	(4,772)
Deferred financing costs	(649)	(49)
Dividends and distributions paid	(13,634)	(25,842)
Net cash provided by financing activities	29,900	243,059
Net increase in cash and cash equivalents	3,945	70,904
Cash and cash equivalents at beginning of period	9,471	15,612
Cash and cash equivalents at end of period	$13,416	$86,516

Non-GAAP Measures

Schedule 1

InfraREIT, Inc.

Explanation and Reconciliation of Non-GAAP EPS

Non-GAAP EPS

InfraREIT defines non-GAAP net income as net income (loss) adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) adding back the non-cash reorganization structuring fee, (b) adding back the reorganization expense related to the Company’s IPO and related reorganization transactions, (c) adding back the expense related to the contingent consideration issued as deemed capital credits, (d) a quarterly, not annual, adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period and (e) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP.  The Company defines Non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average shares outstanding calculated in the manner described in the footnotes below.

The following sets forth a reconciliation of net income (loss) attributable to InfraREIT, Inc. per diluted share to Non-GAAP EPS per share:

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015
(In thousands, except share amounts, unaudited)	Amount	Per Share (3)	Amount	Per Share (4)
Net income (loss) attributable to InfraREIT, Inc.	$6,315	$0.15	$(26,873)	$(0.65)
Net income (loss) attributable to noncontrolling interest	2,462	0.14	(9,000)	(0.65)
Net income (loss)	8,777	0.15	(35,873)	(0.65)
Non-cash reorganization structuring fee	—	—	44,897	0.82
Reorganization expenses	—	—	333	—
Percentage rent adjustment (1)	6,990	0.11	6,464	0.12
Base rent adjustment (2)	3,035	0.05	2,063	0.04
Non-GAAP net income	$18,802	$0.31	$17,884	$0.33

(1)

Represents the difference between the amount of percentage rent payments and the amounts recognized during the applicable period, if any. Although the Company receives percentage rent payments related to each quarter, it does not recognize lease revenue related to these percentage rent payments until the Company’s tenant’s annual gross revenues exceed minimum specified annual breakpoints under the leases.

(2)

This adjustment relates to the difference between the timing of cash base rent payments made under the Company’s leases and when the Company recognizes base rent revenue under GAAP. The Company recognizes base rent on a straight-line basis over the applicable term of the lease commencing when the related assets are placed in service, which is frequently different than the period in which the cash base rent becomes due.

(3)

The weighted average common shares outstanding of 43.6 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 17.0 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 60.6 million was used for the remainder of the per share calculations for the three months ended March 31, 2016.

(4)

The weighted average common shares outstanding of 41.2 million was used to calculate net loss attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 13.8 million was used to calculate net loss attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 55.0 million was used for the remainder of the per share calculations for the three months ended March 31, 2015.

Schedule 2

InfraREIT, Inc.

Explanation and Reconciliation of CAD

CAD

The Company defines CAD in a manner that it believes is appropriate to show its core operational performance, which includes a deduction of the portion of capital expenditures needed to maintain its net assets which equals depreciation expense within the applicable period. The portion of the capital expenditures in excess of depreciation, which the Company refers to as growth capital expenditures, will increase the Company’s net assets. The CAD calculation also includes various other adjustments from net income, as outlined below and described in more detail on Schedules 1, 3 and 4.

The following sets forth a reconciliation of net income (loss) to CAD:

	Three Months Ended March 31,
(In thousands, except share amounts, unaudited)	2016		2015
Net income (loss)	$8,777		$(35,873)
Depreciation	11,074		9,508
Non-cash reorganization structuring fee	—		44,897
Percentage rent adjustment (1)	6,990		6,464
Base rent adjustment (2)	3,035		2,063
Amortization of deferred financing costs	1,003		912
Reorganization expenses	—		333
Non-cash equity compensation	292		123
Other income, net (3)	(759)		(626)
Capital expenditures to maintain net assets	(11,074)		(9,508)
CAD	$19,338		$18,293
Shares (mm of shares) (4)	60.6	(5)	60.6	(6)
CAD per share	$0.32		$0.30

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(3)	Includes allowance for funds used during construction (AFUDC) on other funds of $0.8 million and $0.5 million for the three months ended March 31, 2016 and 2015, respectively.
(4)

As of March 31, 2016, the Company changed the share amount from an outstanding share amount at the end of the respective time period to the weighted average shares outstanding during the respective time period to be consistent with the Company’s other per share calculations.  Calculations prior to March 31, 2016 will continue using the shares outstanding at the end of the respective time period.

(5)	Consists of 43.6 million weighted average common shares outstanding and 17.0 million weighted average redeemable partnership units outstanding as of March 31, 2016.
(6)	Consists of 43.6 million outstanding shares and 17.0 million redeemable partnership units outstanding as of March 31, 2015.

Schedule 3

InfraREIT, Inc.

Explanation and Reconciliation of EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA

InfraREIT defines EBITDA as net income (loss) before interest expense, net; income tax expense; depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) adding back the non-cash reorganization structuring fee, (b) a quarterly, not annual, adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period, (c) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP, (d) adding back the reorganization expense related to the Company’s IPO and related reorganization transactions and (e) adjusting for other income (expense), net.

The following sets forth a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,
(In thousands, unaudited)	2016	2015
Net income (loss)	$8,777	$(35,873)
Interest expense, net	8,842	7,422
Income tax expense	186	208
Depreciation	11,074	9,508
EBITDA	28,879	(18,735)
Non-cash reorganization structuring fee	—	44,897
Percentage rent adjustment (1)	6,990	6,464
Base rent adjustment (2)	3,035	2,063
Reorganization expenses	—	333
Other income, net (3)	(759)	(626)
Adjusted EBITDA	$38,145	$34,396

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(3)	See footnote (3) on Schedule 2 on Explanation and Reconciliation of CAD

Schedule 4

InfraREIT, Inc.

Explanation and Reconciliation of FFO and AFFO

FFO and AFFO

The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to the Company’s consolidated financial statements, which is the basis for the FFO presented in this press release and the reconciliations below, results in FFO representing net income (loss) before depreciation, impairment of assets and gain (loss) on sale of assets. FFO does not represent cash generated from operations as defined by GAAP and it is not indicative of cash available to fund all cash needs, including distributions.

AFFO is defined as FFO adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) adding back the non-cash reorganization structuring fee, (b) a quarterly, not annual, adjustment for the difference between the amount of percentage rent payments that the Company expects to receive with respect to the applicable period and the amount of percentage rent the Company recognizes under GAAP during the period, (c) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP, (d) adding back the reorganization expense related to the Company’s IPO and related reorganization transactions and (e) adjusting for other income (expense), net.

The following table sets forth a reconciliation of net income (loss) to FFO and AFFO:

	Three Months Ended March 31,
(In thousands, unaudited)	2016	2015
Net income (loss)	$8,777	$(35,873)
Depreciation	11,074	9,508
FFO	19,851	(26,365)
Non-cash reorganization structuring fee	—	44,897
Percentage rent adjustment (1)	6,990	6,464
Base rent adjustment (2)	3,035	2,063
Reorganization expenses	—	333
Other income, net (3)	(759)	(626)
AFFO	$29,117	$26,766

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(3)	See footnote (3) on Schedule 2 on Explanation and Reconciliation of CAD

Schedule 5

InfraREIT, Inc.

Explanation and Reconciliation of Forecasted Guidance for 2016

Forecasted GAAP net income attributable to InfraREIT, Inc. per share to Non-GAAP EPS and CAD per share

The Company provides yearly guidance for the supplemental financial measures it uses in evaluating the Company’s operating performance. These metrics include:  Non-GAAP EPS and CAD per share.  The financial measures help the Company and investors better understand the Company’s business, performance and ability to earn and distribute cash to stockholders by providing perspectives not immediately apparent from net income.

The following table sets forth a reconciliation of the forecasted GAAP net income attributable to InfraREIT, Inc. per share to Non-GAAP EPS and CAD per share for the year ending December 31, 2016.

	Full Year 2016
(per share amounts, unaudited)	Low	High
Net income attributable to InfraREIT, Inc.	$1.02	$1.12
Net income attributable to noncontrolling interest	1.02	1.12
Net income	1.02	1.12
Base rent adjustment	0.13	0.13
Non-GAAP net income	1.15	1.25
Depreciation	0.81	0.81
Amortization of deferred financing costs	0.03	0.03
Non-cash equity compensation	0.01	0.01
Other income, net	(0.04)	(0.04)
Capital expenditures to maintain net assets	(0.81)	(0.81)
CAD	$1.15	$1.25

For additional information, contact:

For Investors:	Brook Wootton
Director, Investor Relations
InfraREIT, Inc.
214-855-6748
For Media:	Jeanne Phillips
Senior Vice President, Corporate Affairs & International Relations
Hunt Consolidated, Inc.
214-978-8534

# # #